Exhibit 10.31

Master Forward Lease Agreement

Dated 29-06-2015

National Bank of Abu Dhabi PJSC – Islamic Banking Division

(The Lessor, acting as Investment Agent for and on behalf of the Participants)

Brooge Petroleum and Gas Investment Company FZC

(The Lessee)

Dentons & Co Suite 1204 Al Ghaith Tower Hamden Street PO Box 47656 Abu Dhabi United Arab Emirates

Page i

Master Forward Lease Agreement

Dated

Between

National Bank of Abu Dhabi PJSC – Islamic Banking Division, of P.O. Box 40057, Abu Dhabi, United, Arab Emirates (the Lessor) acting in its capacity as Investment Agent for an on behalf of the Participants; and

(1)	Brooge Petroleum and Gas Investment Company FZC incorporated under the laws of Fujairah Free Zone, Fujairah, United Arab Emirates of P.O. Box 50170, Fujairah, United Arab Emirates (the Lessee).

Recitals

The Lessor and the Lessee wish to enter into this master forward lease agreement (the Agreement) to set out the framework for the leasing (by way of a forward lease) to the Lessee of the Leased Asset as described in the Forward Lease.

1	Definitions and interpretation

1.1	Definitions

1.1.1	Unless the context otherwise requires or unless expressly defined in this Agreement, words and expressions defined in the Common Terms Agreement (whether directly or indirectly) shall have the same meanings in this Agreement.

1.1.2	In addition, in this Agreement:

Additional Rental Payment means, in relation to the Forward Lease, an amount equal to the aggregate of all Advance Rental Payments that the Lessor has received.

Advance Fixed Rental Payment means, in relation to the Forward Lease, the rental as described in Clause 6.1 (Advance Fixed Rental Payments) and as specified in Schedule 1 to the Forward Lease.

Advance Fixed Rental Payment Date means, in relation to the Forward Lease, each date for the payment of an Advance Fixed Rental Payment as specified in Schedule 1 to the Forward Lease.

Advance Rental Payment means, in relation to the Forward Lease, a rental payment paid or payable before the Commencement Date consisting of, as applicable, an Advance Fixed Rental Payment, Advance Variable Rental Payment and any Increased Costs Amount.

Advance Variable Rental Payment means, in relation to the Forward Lease, the rental as specified in Schedule 1 to the Forward Lease and mentioned in an Advance Variable Rental Payment Notice.

Advance Variable Rental Payment Date means, in relation to the Forward Lease, each date for the payment of an Advance Variable Rental Payment as specified in Schedule 1 to the Forward Lease, other than as provided in Clause 6.7 (Increased Costs Amount).

Advance Variable Rental Payment Notice means, in relation to the Forward Lease, the notice substantially in the form contained in Schedule 3 (Advance Variable Rental Payment Notice).

Advance Variable Rental Period means, in relation to the Forward Lease:

(a)	with the first Advance Variable Rental Period, the period beginning on the date of the Forward Lease and ending on the first Advance Variable Rental Payment Date; and

(b)	subsequently, each period beginning on the expiry of the previous Advance Variable Rental Period and ending on the next Advance Variable Rental Payment Date or the Commencement Date.

Base Amount means at any time, in relation to the Forward Lease:

(a)	the aggregate of the Istisna’ Instalments that have been paid under the Istisna’ Agreement; less

(b)	an amount equal to the aggregate of the Advance Fixed Rental Payments that have been paid,

subject to adjustment in accordance with the provisions of the Transaction Documents.

Commencement Date means, in relation to the Forward Lease, the same date of the Development Completion Date (provided that date occurs before the Projected Completion Date) under the Istisna’ Agreement which corresponds to the Leased Asset specified in the Forward Lease.

Common Terms Agreement means the common terms agreement dated on or about the date of this Agreement between the Investment Agent, the Arranger, the Security Agent and the Original Participants (each as defined therein).

Compensation means, in respect of the Forward Lease, any sum payable to the Lessee or any other Obligor or any shareholder of the Lessee in respect of an Expropriation Event.

Cut Off Date means 31 March 2028.

Expropriation Event means:

(a)	the nationalisation, confiscation, requisition, expropriation or compulsory purchase of all or a substantial part of the Leased Asset; or

(b)	the revocation, refusal or suspension of any Authorisation in relation to the Leased Asset.

First Lease Period means, in relation to the Forward Lease, the period commencing on (and including) the Commencement Date and ending on the first Rental Payment Date.

First Rental Payment Notice means, in relation to the Forward Lease, the notice substantially in the form appearing in Schedule 4 (First Rental Payment Notice).

Fixed Rental Payment means, in relation to the Forward Lease, the Rental Payments described as such in Schedule 2 to the Forward Lease.

Forward Lease means a lease substantially in the form contained in Schedule 2 (Form of Forward Lease) in relation to the Istisna’ Development.

General Rental Payment Notice means, in relation to the Forward Lease, the notice substantially in the form appearing in Schedule 5 (General Rental Payment Notice).

Increased Costs has the meaning given to it in Clause 21.1 (Increased Costs).

Increased Costs Amount means, in relation to the Forward Lease, the amount claimed in respect of Increased Costs pursuant to Clause 21.2 (Increased Costs claims) by a Participant.

Insurance Policies means, in relation to the Forward Lease, the Operating Insurance Policy, the Property Insurance Policy and the Third Party Insurance Policy and Insurance Policy means any one of them.

Investment Agency Agreement means the investment agency and security agency agreement dated on or around the date of this Agreement between, amongst others, the Lessor (as Investment Agent) and the Participants in relation to, amongst other matters, the Istisna’ Facility.

Lease Period means, in relation to the Forward Lease:

(a)	the First Lease Period; and

(b)	subsequently, each period beginning on the expiry of the previous Lease Period and ending on the next Rental Payment Date.

Lease Term means, in relation to the Forward Lease, the term of the Forward Lease as specified in the Forward Lease.

Leased Asset means, in relation to the Forward Lease, the Istisna’ Development corresponding to the Leased Asset under that Forward Lease.

Lessee Event of Default means any of those events described in Clause 17.1 (Lessee Events of Default).

Major Maintenance means, in relation to the Forward Lease, all structural repair and major maintenance (excluding Ordinary Maintenance and Repair) without which the Leased Asset could not be reasonably and properly used by the Lessee.

Margin means 3.5 per cent per annum.

Operating Insurance Policy means, in relation to the Forward Lease, the insurance policy referred to in Clause 13.3.1.

Ordinary Maintenance and Repair means, in relation to the Forward Lease, all repairs, replacements, acts, maintenance and upkeep works (excluding Major Maintenance) required for the general use and operation of the Leased Asset or to keep, repair, maintain and preserve the Leased Asset in good order, state and condition.

Outstanding Fixed Rental means, in relation to the Forward Lease, the Base Amount as at the Commencement Date less the aggregate of Fixed Rental Payments paid from time to time.

Outstanding Istisna’ Amount means, in relation to the Istisna’ Agreement, the aggregate of all Istisna’ Payments that have been paid to and received by the Seller under the Istisna’ Agreement less the aggregate of any Advance Fixed Rental Payments paid from time to time.

Ownership Taxes means, in relation to the Forward Lease, Tax imposed on the Leased Asset by reason of the ownership of the Leased Asset (whether direct or indirect).

Partial Loss means a loss which is not a Total Loss.

Party means a party to this Agreement.

Plant Site means plot number 130, Fujairah, United Arab Emirates.

Property Insurance Policy means, in relation to the Forward Lease, the insurance policy referred to in Clause 13.1.1.

Purchase Undertaking means, in relation to the Forward Lease, the purchase undertaking relating to the Leased Asset provided by the Lessee in favour of the Lessor.

Rental Payment means, in relation to the Forward Lease, a rental payment payable after the Commencement Date consisting of, as applicable, a Fixed Rental Payment, a Variable Rental Payment, any Supplementary Rental Payment and any Increased Costs Amount.

Rental Payment Date means in relation to the Forward Lease, a rental payment date described in Schedule 2 to the Forward Lease and mentioned in the First Rental Payment Notice or General Rental Payment Notice, as the case may be, other than as provided in Clause 6.7 (Increased Costs Amount).

Sale Documentation means, in relation to the Leased Asset specified in the bill of sale and delivery to be executed pursuant to either a Sale Undertaking or a Purchase Undertaking and in substantially the form appearing in schedule 2 to the Sale Undertaking or Purchase Undertaking.

Sale Undertaking means, in relation to the Forward Lease, the sale undertaking relating to the Forward Lease provided by the Lessor in favour of the Lessee.

Service Agency Agreement means, in relation to the Forward Lease, the service agency agreement relating to the Leased Asset specified in the associated Forward Lease and entered into by the Lessor as principal and the Service Agent.

Service Agent means the Lessee in the context of a service agent under a Service Agency Agreement.

Supplementary Rental Payment means a Rental Payment as described as such in Schedule 2 to the Forward Lease.

Termination Amount has the meaning given to it in the Purchase Undertaking or Sale Undertaking, as the case may be.

Third Party Insurance Policy means, in relation to the Forward Lease, the insurance policy referred to in Clause 13.2.1.

Total Loss means, in relation to the Forward Lease, in each case certified by the insurer, the total loss or destruction of, or damage to the whole (or a substantial part) of the Leased Asset or any event or occurrence that renders the whole (or a substantial part) of the Leased Asset permanently unfit for any economic use and the repair or remedial work in respect thereof is wholly uneconomical.

Total Loss Proceeds means the insurance proceeds payable under an Insurance Policy on the occurrence of and relating to a Total Loss.

Total Loss/Expropriation Event Shortfall means, in relation to the Forward Lease, the difference between the Termination Amount that would have been payable if the Purchase Undertaking had been issued on the date when a Total Loss or an Expropriation Event occurs and:

(a)	any insurance proceeds has been irrevocably and unconditionally paid to and received by the Lessor (and for the sole benefit of the Lessor and the Secured Parties) under the Property Insurance Policy and/or the Operating Insurance Policy within 30 days from when the Total Loss occurs; and/or

(b)	any Compensation has been irrevocably and unconditionally paid to and received by the Lessor (and for the sole benefit of the Lessor and the Secured Parties) within 30 days from when the Expropriation Event occurs.

Variable Rental Payment means, in relation to the Forward Lease, the rental described as such in Schedule 2 to the Forward Lease.

1.2	Construction

1.2.1	The principles of construction used in the Common Terms Agreement shall apply to this Agreement to the extent they are relevant to it and, subject to any necessary changes, as they apply to the Common Terms Agreement.

1.2.2	In relation to the Forward Lease, a reference to the Leased Asset means, as the context requires, such right, title and interest in the Leased Asset as the Lessor may have.

1.3	Third party rights

1.3.1	Subject to Clause 1.3.2, unless expressly provided to the contrary in this Agreement a person who is not a Party has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Agreement.

1.3.2	Each Participant may, except as otherwise stated in the Transaction Documents, enforce or enjoy the benefit of any term of this Agreement which it would be able to enforce or enjoy if it were a party to this Agreement.

1.3.3	Notwithstanding any term of any Transaction Document, the Parties may rescind, vary, waive, release, assign, novate or otherwise dispose of all or any of their respective rights or obligations under this Agreement without the consent of any person who is not a Party.

1.4	Common Terms Agreement

This Agreement and the rights and obligations of the Parties hereunder are subject to the provisions of the Common Terms Agreement. The provisions of the Common Terms Agreement that are expressed to apply to all Transaction Documents apply equally to this Agreement.

2	Conditions precedent

2.1	Initial conditions precedent

Without limiting the provisions of Clause 2.2 (Further conditions precedent) and Clause 3 (Forward Lease limitations), the Lessee may not enter into the Forward Lease unless the terms of clause 2 (Initial conditions precedent) of the Common Terms Agreement have been satisfied.

2.2	Further conditions precedent

The Lessor shall only be obliged to enter into the Forward Lease if:

(a)	on the date of entry into the Forward Lease, no Default is continuing or would result from the entry into of the proposed Forward Lease and the Repeating Representations to be made by each Obligor are true in all material respects; and

(b)	the Lessor has received all of the documents and other evidence listed in Schedule 1 (Specific conditions precedent in relation to the Forward Lease) to the Master Forward Lease Agreement in form and substance satisfactory to the Lessor.

3	Forward Lease limitations

Without limiting the provisions of Clause 2 (Conditions precedent), the Lessor shall only be obliged to enter into the Forward Lease if:

(a)	all Advance Rental Payments and Rental Payments and other amounts payable under the Forward Lease are denominated in Dirhams;

(b)	the Lease Term ends before the Cut Off Date; and

(c)	it is not illegal or unlawful for the Lessor to enter into the Forward Lease.

4	Forward lease

In relation to the Forward Lease and:

(a)	subject to the provisions of this Agreement and the Forward Lease; and

(b)	in reliance on:

(i)	certain representations and undertakings made by the Lessee in the Master Forward Lease Agreement and in the Forward Lease; and

(ii)	the Lessee’s undertaking to pay the Advance Rental Payments and the Rental Payments,

the Lessor leases (by way of a forward lease) the Leased Asset to the Lessee as from the Commencement Date for the Lease Term and the Lessee accepts such leasing arrangements.

5	Commencement of leasing and Lease Term

In relation to the Forward Lease:

5.1	Commencement of leasing and undertaking to renew

5.1.1	The Lease Term shall begin on the Commencement Date and end on the expiry of the Lease Term (if not terminated earlier as provided in this Agreement, the Forward Lease or in another Transaction Document).

5.1.2	Upon receipt of an Advance Variable Rental Payment Notice, the First Rental Payment Notice or a General Rental Payment Notice, as the case may be, the Lessee irrevocably undertakes to renew the leasing arrangements described in the Master Forward Lease Agreement and the Forward Lease for each Advance Variable Rental Period or Lease Period, as the case may be, and failure to so renew shall be an event that falls within clause 11.3 (Other obligations) of the Common Terms Agreement.

5.2	Failure of the Leased Asset to be available for leasing on the Commencement Date

5.2.1	If, in relation to the Forward Lease, the Commencement Date has not occurred by the Projected Completion Date:

(a)	the Lessee may terminate the Forward Lease unless the reason for the leasing not beginning on the Projected Completion Date is because of the breach by the Lessee of the terms of this Agreement, the Forward Lease or any other Transaction Document; and

(b)	the Lessor may terminate the Forward Lease if the reason for the leasing not beginning on the Projected Completion Date is because of the breach by the Lessee of the terms of this Agreement, the Forward Lease or any other Transaction Document.

5.2.2	On the termination of the Forward Lease pursuant to Clause 5.2.1(a), the Lessor shall return to the Lessee any Advance Fixed Rental Payments that it has received from the Lessee.

5.2.3	The Lessee declares and agrees the payment described in Clause 5.2.2 shall be the Lessee’s sole financial and legal remedy for the Commencement Date not having occurred by the Projected Completion Date.

5.2.4	The right of the Lessee to receive the payment described in Clause 5.2.2 is subject to any rights of set-off (whether by statute or by contact) that the Lessor may have in respect of any indemnity obligations of any Obligor including under clause 16 (Indemnity) of the Master Istisna’ Agreement and under clause 4 (Set-off by Finance Parties) of the Investment Agency Agreement.

5.3	Quiet enjoyment

Subject to:

(a)	the terms of this Agreement and the other Transaction Documents; and

(b)	the due performance by the Lessee of all its obligations under this Agreement and the other Transaction Documents,

the Lessee shall be entitled throughout the Lease Term to hold and use the Leased Asset without interference from the Lessor.

6	Advance Rental Payments and Rental Payments

In relation to the Forward Lease:

6.1	Advance Fixed Rental Payments

On each Advance Fixed Rental Payment Date, the Lessee shall pay an Advance Fixed Rental Payment.

6.2	Advance Variable Rental Payments

6.2.1	On each Advance Variable Rental Payment Date, the Lessee shall pay an Advance Variable Rental Payment.

6.2.2	In respect of each Advance Variable Rental Period, the Lessor shall calculate the Advance Variable Rental Payment applicable to that Advance Variable Rental Period and serve an Advance Variable Rental Payment Notice on the Lessee as described in Clause 6.8 (Effect of an Advance Variable Rental Payment Notice, First Rental Payment Notice and General Rental Payment Notice).

6.2.3	Advance Variable Rental Payments shall be calculated in accordance with the provisions contained in Schedule 1 to the Forward Lease.

6.3	Additional Rental Payment

6.3.1	The Lessor confirms that each Advance Rental Payment is being paid on account of the Rental Payment obligations of the Lessee and will be taken into account in the calculation of the Rental Payments for the First Lease Period.

6.3.2	The Lessor shall set off the obligation to account to the Lessee for the Advance Rental Payments (as described in Clause 6.3.1 above) against the Lessee’s obligation to pay the matured Additional Rental Payment to the Lessor.

6.3.3	If the obligations described in Clause 6.3.2 are in different currencies, the Lessor may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

6.4	First Lease Period

6.4.1	On the Rental Payment Date at the end of the First Lease Period, the Lessee shall pay the Rental Payment as described in the First Rental Payment Notice and calculated on the following basis:

(FR +VR + AR + ICA) – ADR

where:

FR	is the Fixed Rental Payment for the First Lease Period;

VR	is the Variable Rental Payment for the First Lease Period;

AR	is the Additional Rental Payment;

ICA	is the Increased Costs Amount (if any); and

ADR	is an amount equal to the aggregate of all Advance Rental Payments.

6.5	Second and subsequent Lease Periods

6.5.1	On the Rental Payment Date at the end of the second and subsequent Lease Periods, the Lessee shall pay the Rental Payment as described in the General Rental Payment Notice and calculated on the following basis:

FR + VR + SR + ICA

where:

FR	is the Fixed Rental Payment for that Lease Period;

VR	is the Variable Rental Payment for that Lease Period;

SR	is the Supplementary Rental Payment for that Lease Period (if any); and

ICA	is the Increased Costs Amount (if any)

6.6	Supplementary Rental Payments

6.6.1	Supplementary Rental Payments shall be calculated and payable as described in Schedule 2 to the Forward Lease.

6.6.2	The amount of a Supplementary Rental Payment shall be advised by the Lessor as part of a General Rental Payment Notice.

6.6.3	There will be no Supplementary Rental Payment for the First Lease Period.

6.7	Increased Costs Amount

Any Increased Costs Amount that is treated as part of an Advance Rental Payment or Rental Payment as described in Clause 21.2.3, shall be paid within three Business Days of the start of the applicable Advance Variable Rental Period or the Lease Period, as the case may be.

6.8	Effect of an Advance Variable Rental Payment Notice, First Rental Payment Notice and General Rental Payment Notice

6.8.1	Each Advance Variable Rental Payment Notice, First Rental Payment Notice and General Rental Payment Notice constitutes the notification by the Lessor of:

(a)	the renewal of the leasing arrangements in respect of the next Advance Variable Rental Period or Lease Period, as the case may be; and

(b)	the Advance Variable Rental Payment or Rental Payment for the Advance Variable Rental Period or Lease Period, as the case may be,

which is mentioned in that notice.

6.8.2	Subject to the occurrence of a Market Disruption Event, each such notice will be issued to the Lessee:

(a)	in the case of the first Advance Variable Rental Payment Notice, on the date of the Forward Lease; and

(b)	in all other cases, two Business Days prior to the start of the applicable Advance Variable Rental Period or Lease Period, as the case may be.

7	Various matters relating to the payment of Advance Rental Payments and Rental Payments

In relation to the Forward Lease:

7.1	Obligations to pay unaffected by various events

The Lessee’s obligations to:

(a)	pay Advance Rental Payments, Rental Payments, the Termination Amount and any other amounts due under the Master Forward Lease Agreement, the Forward Lease and under any other Transaction Document; and

(b)	perform its obligations under the Master Forward Lease Agreement, the Forward Lease or any other Transaction Document to which it is a party,

shall not be affected or limited by the following:

(i)	any set-off, counterclaim, remedy, defence or other right which the Lessee may have against the Lessor or any other person;

(ii)	the occurrence of any insolvency event, insolvency proceedings or creditor’s process as described in clauses 11.6 (Insolvency), 11.7 (Insolvency proceedings) and 11.8 (Creditors’ process) of the Common Terms Agreement;

(iii)	any condition, design, operation, compliance with specifications or fitness for use of the Leased Asset or any part thereof on the basis that such matters have previously been approved and accepted by the Lessee;

(iv)	any deduction on account of Tax;

(v)	any Partial Loss of the Leased Asset;

(vi)	any breach by the Lessee of any warranty, representation, covenant or undertaking contained in this Agreement, the Forward Lease or any other Transaction Document or given under or in connection with this Agreement, the Forward Lease or any other Transaction Document;

(vii)	the occurrence of a Default, an Event of Default or an Event of Mandatory Prepayment;

(viii)	any interruption or cessation in the use, operation or possession of the Leased Asset or any part of the Leased Asset unless caused by or attributable to any act, failure to act, negligence or default of the Lessor;

(ix)	any necessary Authorisation required for the ownership, leasing, use, operation or location of the Leased Asset being absent or being withdrawn; or

(x)	any other circumstance, or event, whether or not similar to any listed in items (i) to (ix) above and including any defect in the Master Forward Lease Agreement or the Forward Lease or in its due execution by any party, unless it is caused by or is attributable to any act, failure to act, negligence or default of the Lessor.

7.2	Event of force majeure

7.2.1	Without prejudice to the rights described in clause 12 (Acceleration) of the Common Terms Agreement, the Lessee shall have no obligation to make Advance Rental Payments or Rental Payments as from the date the Lessee notifies the Lessor in writing that an event of force majeure has occurred and is continuing unless the Lessor in writing disputes that an event of force majeure has occurred and is continuing.

7.2.2	If the Lessor disputes that an event of force majeure has occurred and is continuing, the Lessee must continue to make Advance Rental Payments or Rental Payments, as the case may be, until the Lessee has obtained a final and binding court order confirming that an event of force majeure has arisen and is continuing such that the provisions of this Agreement and the Forward Lease are no longer enforceable against the Lessee and that it is entitled, amongst other matters, to cease making Advance Rental Payments or Rental Payments, as the case may be.

7.3	Illegality

7.3.1	If a Participant issues a notice pursuant to clause 14 (Illegality) of the Common Terms Agreement stating that it can no longer be a Participant then:

(a)	if that notice does not require that Participant’s Percentage of the Rental Payments or Advance Rental Payments (as applicable) to be paid before the scheduled payment date, on the next Rental Payment Date the Lessee shall pay to the Lessor:

(i)	the scheduled Rental Payments or Advance Rental Payments (as applicable) from,which the Lessor (as Investment Agent) shall pay the Participants, including the Participant that issued the notice, their respective Percentages of such amounts; and

(ii)	(without double counting) an amount equal to that Participant’s Percentage of the Outstanding Fixed Rental or Outstanding Istisna’ Amount (as applicable); or

(b)	if an earlier date is specified in such notice, on such earlier date the Lessee shall pay to the Lessor:

(i)	that Participant’s Percentage of the Variable Rental Payment on the basis of the number of days that have actually elapsed up to the earlier payment date; and

(ii)	(without double counting) an amount equal to that Participants Percentage of the Outstanding Fixed Rental or Outstanding Istisna’ Amount (as applicable).

7.3.2	The Outstanding Fixed Rental or Outstanding Istisna’ Amount (as applicable) and each Fixed Rental Payment or Advance Fixed Rental Payment (as applicable) payable to the remaining Participants shall be adjusted to reflect the payment to the Illegality Participant of its Percentage of the Outstanding Fixed Rental or Outstanding Istisna’ Amount (as applicable) as described in Clause 7.3.1(a)(ii) or 7.3.1(b)(ii).

7.3.3	In the circumstances described in Clause 7.3.1(b) no early payment of any part of the Supplementary Rental Payment shall be made and, in accordance with the terms of Clause 7.3.6, the remaining Participants shall be entitled to such Supplementary Rental Payment.

7.3.4	On receipt of the amounts to be paid to the Participant under Clause 7.3.1, the Investment Agent shall pay such amounts to that Participant in accordance with the provisions of the Investment Agency Agreement.

7.3.5	On the Rental Payment Date or Advance Rental Payment Date, as the case may be, immediately following the date on which the payment described in Clause 7.3.1(b) occurred, the Lessee or the Seller (as applicable) shall pay to the Investment Agent (for the remaining Participants):

(a)	any Fixed Rental Payment or Advance Fixed Rental Payment (as applicable), in each case adjusted as provided in Clause 7.3.2;

(b)	any Variable Rental Payment or Advance Variable Rental Payment (as applicable), in each case adjusted to take into account the payment made to the Participant that issued the notice; and

(c)	any Supplementary Rental Payment.

7.3.6	Upon the Participant which issued the notice being paid, the Participant will be deemed to have transferred its ownership rights in the Leased Asset and its rights, title and interests in the Transaction Documents to the remaining Participants pro rata their Percentages.

7.4	Adjustments of Advance Variable Rental Payments or Variable Rental Payments

If the leasing arrangements end in accordance with the provisions of the Transaction Documents prior to the scheduled Advance Variable Rental Period or Lease Period so that an Advance Variable Rental Payment or a Variable Rental Payment is to be paid before the Advance Variable Rental Payment Date or the Rental Payment Date (as applicable):

(a)	the Advance Variable Rental Payment or a Variable Rental Payment shall be reduced and recalculated on the basis of the number of days that have actually elapsed up to the payment date; and

(b)	the relevant Advance Variable Rental Payment Date or the Rental Payment Date shall be construed accordingly.

8	Warranties and other related matters

In relation to the Forward Lease:

8.1	Examination of the Specifications and the Leased Asset

The Lessee represents and warrants that:

(a)	it has examined the Specifications; and

(b)	by proceeding with the leasing arrangements on the Commencement Date, it confirms that the Leased Asset is in good condition, in satisfactory working order and suitable for the Lessee’s purposes.

8.2	Disclaimer

8.2.1	As at the date of the Master Forward Lease Agreement, the Forward Lease and the Commencement Date, the Lessor expressly makes no representation or warranty, either expressly or implied, about:

(a)	the design or condition of the Leased Asset;

(b)	the durability, suitability or fitness for any particular purpose of the Leased Asset;

(c)	the quality of the material or workmanship of the Leased Asset;

(d)	the conformity of the Leased Asset or any part of the Leased Asset to the Specifications;

(e)	any defects, either patent or latent, in the Leased Asset, any part of the Leased Asset or any item of the Leased Asset; or

(f)	any other matter concerning the Leased Asset or any part of the Leased Asset.

8.2.2	The Lessee waives any claim, remedy, defence, right or recourse against the Lessor arising from:

(a)	the Lessee’s possession and use of the Leased Asset or arising from the Lessee’s loss of possession or use of the Leased Asset for any reason whatsoever; or

(b)	any direct or indirect personal injury or damage to persons or to the Leased Asset resulting from any defects.

8.2.3	The exculpatory provisions contained in Clause 8.2.1 and Clause 8.2.2 shall not apply if any of the matters described above has been caused by the gross negligence of the Lessor.

8.2.4	The Lessee acknowledges and agrees that the provisions of this Clause 8.2 are fair and reasonable in all the circumstances.

9	Protection of Lessor’s interests

In relation to the Forward Lease:

9.1	No prejudicial actions

The Lessee shall not do or permit to be done anything which would prejudice or jeopardise the Lessor’s title, rights and interest in respect of the Leased Asset.

9.2	Free of claims

9.2.1	The Lessee shall keep the Leased Asset free of all claims by other persons (including by way of confiscation, seizure, distress, execution, diligence, impounding or other legal process).

9.2.2	If there are any such claims, the lessee shall arrange for their immediate release.

9.2.3	The Lessee shall keep the Lessor immediately informed of any event which might affect the rights of the Lessor or involve it in any legal proceedings or Losses in relation to the Leased Asset.

9.3	Plates and markings

The Lessee shall affix or cause to be affixed to the Leased Asset such plates or other markings indicating the Lessor’s interest as the Lessor may require.

9.4	Notifications

9.4.1	During the Lease Term the Lessee shall promptly notify:

(a)	the holders of any Security over any of the Lessee’s assets; and

(b)	any landlord of the premises where the Leased Asset is at any time located,

that the Leased Asset is the property of the Lessor.

9.4.2	The Lessee shall provide satisfactory evidence of such notification and, when requested by the Lessor, a written acknowledgement from the holders of any such Security that the Leased Asset is not within the scope of any such Security or from any landlord that the Leased Asset has not and will not become a landlord’s fixture.

9.5	Negative undertakings

The Lessee shall not:

(a)	hold itself out as owner of the Leased Asset;

(b)	pledge the credit of the Lessor for the repair of the Leased Asset or for any other reason;

(c)	sell, create or allow the creation of any Security over or otherwise dispose of the Leased Asset;

(d)	abandon the Leased Asset; or

(e)	sell, sub-let, sub-hire, assign, transfer, loan, part with possession or dispose of all or part of its interests in the Leased Asset (or attempt to do any of the foregoing) without the prior written approval of the Lessor which the Lessor in its absolute discretion can refuse to give or may give on such terms and subject to such conditions as it may decide in its absolute discretion.

9.6	Inspection rights

The Lessor, its agents and representatives shall be entitled (but not obliged) at all reasonable times to inspect the Leased Asset (and for this purpose shall be entitled to enter on any premises on or in which the Leased Asset is reasonably believed to be situated) in order, without limitation, to:

(a)	undertake any repairs necessary to comply with the Lessor’s obligations under this Agreement and the Forward Lease; and

(b)	inspect the Leased Asset to ensure that the Lessee has undertaken its maintenance and repair obligations under this Agreement and the Forward Lease (and to the extent applicable, the other Transaction Documents) and, if the Lessee has not met such obligations, to undertake such repairs and maintenance at the Lessee’s cost

9.7	Ownership of alterations

9.7.1	All alterations, substitutions, improvements, replacements or additions to the Leased Asset shall become the property of the Lessor free of all claims and Security.

9.7.2	After the termination of the Forward Lease, the Lessor may keep the alterations, substitutions, improvements, replacements or additions made by the Lessee or the Lessor may require the Lessee to reinstate the Leased Asset to its original condition at the Lessee’s own cost and expense and/or to pay compensation if the Leased Asset is unable to be reinstated to its original condition.

9.8	General safeguard actions

The Lessee shall, to the satisfaction of the Lessor (acting reasonably), do all things necessary under the laws of any relevant jurisdiction to protect and safeguard the Lessor’s right, title and interest in the Leased Asset, including the obtaining of all necessary Authorisations and, if required by the Lessor, the filing of this Agreement, the Forward Lease or any other applicable documents with any competent authority.

10	Use of the Leased Asset

In relation to the Forward Lease:

10.1	Negative undertakings about the use of the Leased Asset

10.1.1	The Lessee shall not use or permit any of the Leased Asset to be used:

(a)	for any purpose for which it is not expressly designed or reasonably suited;

(b)	for any unlawful purpose;

(c)	in a manner that may render void or voidable any of the Insurance Policies; or

(d)	in such a manner that it is taken outside the Plant Site.

10.1.2	The Lessee shall not make any changes to or use the Leased Asset in any manner which would invalidate any warranty provided by the Main Contractor or any other person.

10.1.3	The Lessee shall not fix or permit the affixing of the Leased Asset to any land or building without first obtaining such waivers and consents as the Lessor may require from any person having an interest in such land or building.

10.2	Positive undertakings about the use of the Leased Asset

10.2.1	The Lessee shall use or procure the use of the Leased Asset in a skilful and proper manner and in accordance with any operating instructions issued by the Main Contractor and by properly qualified and licensed personnel.

11.2	Performance of Ordinary Maintenance and Repair

As from the Commencement Date, the Lessee shall, at its own cost and expense, perform all Ordinary Maintenance and Repair including carrying out all modifications, repairs to, or replacement of, any damaged, worn or lost parts or equipment in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Leased Asset. Without prejudice to the generality of the foregoing, the Lessee shall ensure that in performing Ordinary Maintenance and Repair, the Lessee shall:

(a)	conduct regular and comprehensive inspections of the Leased Asset;

(b)	keep the Leased Asset in good and serviceable repair and condition (fair wear and tear excepted);

(c)	always ensure that any repair or servicing of any Leased Asset is undertaken by properly skilled and qualified persons and in accordance with the instructions or recommendations of the constructor of the Leased Asset and any legal requirements;

(d)	ensure that accurate, complete and current records are kept of all maintenance activities on the Leased Asset and shall provide copies of such records to the Lessor upon reasonable request;

(e)	not allow any Security to be created over any of the Leased Asset in the performance of Ordinary Maintenance and Repair save for Permitted Security;

(f)	comply with its obligations described in Clauses 9 (Protection of Lessor’s interests) and 10 (Use of the Leased Asset);

(g)	only install parts on the Leased Asset which have been manufactured or approved by the Main Contractor for use on the Leased Asset; and

(h)	at its own expense, enter into a maintenance contract with the Main Contractor its accredited agent (or such other party as the Lessor may authorise) and keep it in force throughout the Lease Term.

11.3	Payment of Taxes

The Lessee shall pay all Taxes relating to the use and ownership of the Leased Asset other than Ownership Taxes.

12	Major maintenance

In relation to the Forward Lease:

12.1	Lessor’s Responsibility

12.1.1	The Lessor shall be responsible for all Major Maintenance.

12.2	Lessee to notify

12.2.1	The Lessee shall notify the Lessor promptly of the need to carry out any Major Maintenance to the Leased Asset and until such time the Lessor shall not be under any responsibility or obligation to perform Major Maintenance.

10.2.2	The Lessee (whether in its own capacity or as the Service Agent) shall only use and maintain the Leased Asset so that the Leased Asset is safe and without risk to the health or safety of employees or other persons using the Leased Asset in accordance with the recommendations of the Main Contractor.

10.2.3	The Lessee shall ensure that all necessary Authorisations remain valid at all times during the Lease Term and the Lessee shall comply with any applicable legal obligations in relation to the use and operation of the Leased Asset and comply with all other requirements as to inspection and testing as for the time being required by law.

10.2.4	The Lessee shall make available to the Lessor the records, certificates and other documents relating to the Leased Asset when the Leased Asset is returned to the Lessor or allow the Lessor (or any person nominated by the Lessor) to inspect them at reasonable times and following reasonable prior written notice.

10.2.5	The Lessee shall immediately pay any charges (including congestion charges), fines or other fixed penalties relating to the use and operation of Leased Asset. If the Lessee fails to do so the Lessor may pay the amount of the charge, fine or penalty for the Lessee. The Lessee will then repay that amount to the Lessor on demand plus such sum as the Lessor notifies the Lessee is required to cover the Lessor’s actual administration costs connected with the charge, fine or penalty.

10.2.6	The Lessee shall, if so requested by the Lessor, promptly deliver a written report in such detail as the Lessor shall reasonably require on the condition of the Leased Asset and with sufficient copies for all of the Participants.

10.3	General prohibition on alterations

10.3.1	The Lessee shall not, without the prior written approval of the Lessor, make any alterations, substitutions, improvements, replacements or additions to the Leased Asset except:

(a)	to the extent required in the performance of its obligation to perform Ordinary Maintenance and Repairs; or

(b)	where any such alterations, substitutions, improvements, replacements or additions to the Leased Asset are necessary in the case of an emergency (when such emergency works shall be at the cost, expense and risk of the Lessee (unless they relate to Major Maintenance)).

10.3.2	Any such alterations, substitutions, improvements, replacements or additions undertaken by the Lessee in breach of Clause 10.3.1 shall be at the Lessee’s own risk and cost.

11	Ordinary Maintenance and Repair of the Leased Asset

In relation to the Forward Lease:

11.1	Damage and deterioration

As from the Commencement Date, the Lessee shall be liable to the Lessor for any damage or deterioration to the Leased Asset (apart from any Major Maintenance) which is not the result of normal wear and tear.

12.3	Service Agent

12.3.1	The Lessee agrees that the Lessor may discharge its obligations in relation to Major Maintenance by appointing the Lessee (in its capacity as the Service Agent) to perform these obligations.

13	Insurance policies

In relation to the Forward Lease:

13.1	Property Insurance Policy

13.1.1	The Lessor shall take out insurance on a fully comprehensive all risk basis for the Leased Asset during the Lease Term in accordance with the terms of Part 2 to Schedule 6 (insurance matters) (Property Insurance Policy).

13.1.2	The Property Insurance Policy shall be Shari’ah compliant to the extent that it is available on economically acceptable terms in the market.

13.2	Third Party Insurance Policy

13.2.1	During the Lease Term, the Lessee shall take out and maintain insurance in respect of any third party liability arising out or in connection with the use of the Leased Asset pursuant to and in accordance with the terms of Schedule 6 (Insurance Matters) (Third Party Insurance Policy).

13.2.2	The Lessee shall be solely liable for the premium in respect of the Third Party Insurance Policy.

13.2.3	The Third Party Insurance Policy shall be Shari’ah compliant to the extent that it is available on economically acceptable terms in the market.

13.3	Operating Insurance Policy

13.3.1	During the Lease Term, the Lessee shall take out and maintain an operating insurance policy (including cover for loss or rent and/or profits) in connection with the use of the Leased Asset pursuant to and in accordance with the terms of Schedule 6 (Insurance Matters) (Operating Insurance Policy).

13.3.2	The Lessee shall be solely liable for the premium in respect of the Operating Insurance Policy.

13.3.3	The Operating Insurance Policy shall be Shari’ah compliant to the extent that it is available on economically acceptable terms in the market.

13.3.4	All insurance proceeds payable and paid under the Insurance Policies shall be handled in accordance with paragraph 1.8 of Part 1 of Schedule 6 (Insurance mailers).

14	Partial Loss, Total Loss and Expropriation Event

In relation to the Forward Lease:

14.1	Partial Loss

14.1.1	If the Partial Loss is caused by any act, failure to act, gross negligence or wilful misconduct of the Lessee, the Lessee shall:

(a)	immediately reinstate the Leased Asset to its original condition (fair wear and tear excepted) and continue to pay the Rental Payments in accordance with the terms of this Agreement and the Forward Lease; and

(b)	provide indemnification for any shortfall in the insurance proceeds as provided in Clause 22.1 (General indemnity).

14.1.2	If the Partial Loss is caused by any act, failure to act, gross negligence or wilful misconduct of the Lessor, the Lessor (acting through the Service Agent) shall re-instate the Leased Asset to its original condition (fair wear and tear excepted).

14.2	Total Loss and Expropriation Event

14.2.1	If a Total Loss or an Expropriation Event occurs:

(a)	the leasing arrangements under the Forward Lease will terminate but without prejudice to any accrued rights and obligations or to terms that are stated to continue after termination; and

(b)	the Lessor will be entitled to all insurance proceeds payable as a result of the Total Loss and/or any Compensation in the case of an Expropriation Event.

14.2.2	If the Total Loss or Expropriation Event was caused by any act, failure to act, gross negligence or wilful misconduct of the Lessee, the Lessee shall indemnify the Lessor for any Total Loss/Expropriation Event Shortfall in accordance with Clause 22.3 (Total Loss/Expropriation Event Shortfall indemnity).

14.2.3	If:

(a)	the leasing arrangements under the Forward Lease terminate on a Total Loss or an Expropriation Event; and

(b)	either:

(i)	the Security Period has ended; or

(ii)	at such earlier date as the Lessor acting on the instructions of the Majority Participants may decide,

the Lessor may, acting on the instructions of the Majority Participants, require the Lessee to purchase the Leased Asset from the Lessor for the amount of AED 10 and the Lessee shall, at its own cost and expense, within ten days of that request (or such longer period as determined by the Lessor in its absolute discretion):

(iii)	enter into a sale and purchase agreement in such form as the Lessor requests for such rights that the Lessor has to the Leased Asset after the Total Loss or Expropriation Event; and

(iv)	undertake any other action required to give effect to this Clause 14.2.3.

15	Power to remedy defaults

15.1	Failure to comply with Clause 11 (Ordinary Maintenance and Repair of the Leased Asset)

If the Lessee fails to comply with any of the provisions of Clause 11, (Ordinary Maintenance and Repair of the Leased Asset) (and without prejudice to the right of the Lessor to treat that non-compliance as an Event of Default), the Lessor may, at the Lessee’s expense, arrange for the repairs to be carried out, but without any obligation on the Lessor to do so.

15.2	Failure to comply with Clause 13 (Insurance Policies)

If the Lessee fails to comply with any of the provisions of Clause 13 (Insurance Policies) (and without prejudice to the right of the Lessor to treat that non-compliance as an Event of Default), the Lessor may, at the Lessee’s expense, take out and then maintain the Operating Insurance Policy and the Third Party Insurance Policy, but without any obligation on the Lessor to do so.

15.3	Failure to comply with other obligations

If the Lessee fails to comply with any other obligations under this Agreement or the Forward Lease (and without prejudice to the right of the Lessor to treat that non-compliance as an Event of Default), the Lessor may, at the Lessee’s expense, take such action as the Lessor deems expedient or necessary in order to arrange for compliance with such provisions, but without any obligation on the Lessor to do so.

15.4	Obligation to pay Advance Rental Payments and Rental Payments

Notwithstanding any exercise by the Lessor of any of the powers contained in this Clause 15, Advance Rental Payments (to the extent applicable) and Rental Payments shall continue to accrue and be payable during such time.

16	Changes to the calculation of Advance Variable Rental Payments and Variable Rental Payments

In relation to the Forward Lease:

16.1	Alternative basis of calculation

16.1.1	If, when an Advance Variable Rental Payment or a Variable Rental Payment is to be calculated, a Market Disruption Event exists, then each Participant’s share of that Advance Variable Rental Payment or Variable Rental Payment shall be:

where:

Y	is:

(i)	in relation to an Advance Variable Rental Payment, the sum equal to that Participant’s Percentage of the amount expressed in A contained in the methodology for calculating Advance Variable Rental Payment in Schedule 1 to the Forward Lease; or

(ii)	in relation to a Variable Rental Payment, the sum equal to that Participant’s Percentage of the amount expressed in (AFRP-F) contained in the methodology for calculating Variable Rental Payment in Schedule 2 to the Forward Lease;

B	is the rate notified to the Investment Agent by that Participant, prior to the commencement of the applicable Advance Variable Rental Period or the Lease Period (as the case may be), to be that which expresses as a percentage rate per annum the cost to that Participant of funding its participation in the amount expressed by Y above from whatever source it may reasonably select;

C	is the Margin (expressed as a percentage); and

T	is the number of days in the Advance Variable Rental Period or the Lease Period as applicable,

and the Advance Variable Rental Payment or Variable Rental Payment, as the case may be, shall be the aggregate of each Participant’s share of it.

16.1.2	If, in the case of a Market Disruption Event under limb (a) of the definition of that term in clause 13 (Market disruption) of the Common Terms Agreement, a Participant has not notified the Investment Agent of a percentage rate per annum pursuant to Clause 16.1.1, the cost to that Participant of funding its participation in that Advance Variable Rental Period or Lease Period, as the case may be, shall be deemed, for the purposes of Clause 16.1.1, to be:

(a)	where any other Participant has notified to the Investment Agent its cost of funding its participation in that Advance Variable Rental. Period or Lease Period, as the case may be, the lowest such cost notified by a Participant to the Investment Agent; or

(b)	where no other Participant has notified to the Investment Agent the cost to that Participant of funding its participation in that Advance Variable Rental Period or Lease Period, as the case may be, the most recent Screen Rate available prior to noon on the applicable quotation day for the relevant currency and period.

16.1.3	If, in the case of a Market Disruption Event under limb (b) of the definition of that term in clause 13 (Market disruption) of the Common Terms Agreement:

(a)	the percentage rate per annum notified by a Participant pursuant to Clause 16.1.1 is less than EIBOR; or

(b)	a Participant has not notified the Investment Agent of a percentage rate per annum pursuant to Clause 16.1.1,

the cost to that Participant of funding its participation in that Advance Variable Rental Period or Lease Period, as the case may be, shall be deemed, for the purposes of Clause 16.1.1, to be EIBOR.

17	Lessee Events of Default

In relation to the Forward Lease:

17.1	Lessee Events of Default

Each of the events or circumstances set out in this Clause 17.1 is a Lessee Event of Default:

17.1.1	Total Loss or Expropriation Event

A Total Loss or an Expropriation Event occurs in respect of the Leased Asset which is due to any act, failure to act, gross negligence or wilful misconduct of the Lessee (acting in any capacity).

17.1.2	Non-renewal

If the Lessee refuses to or is unable to renew the Forward Lease in accordance with the Lessee’s undertaking contained in Clause 5.1.2.

17.2	Termination on an Event of Default or Event of Mandatory Prepayment

Without limiting the rights of the Investment Agent under clause 12 (Acceleration) of the Common Terms Agreement, if an Event of Default or Event of Mandatory Prepayment occurs, the Lessor (in its capacity as the Investment Agent) may exercise, amongst other matters, its right to terminate the leasing of each Leased Asset.

18	Voluntary early payment in respect of the Forward Lease

18.1.1	If the Commencement Date under the Forward Lease has occurred, the Lessee may:

(a)	if it gives the Investment Agent not less than 7 Business Days’ prior notice (or such shorter period as the Majority Participants may agree), pay early any part of the Outstanding Fixed Rental under the Forward Lease on the next Rental Payment Date (but being an amount that reduces the Outstanding Fixed Rental in a minimum amount of AED4,500,000 and integral multiples of AED500,000); or

(b)	if it wishes to prepay all of the Outstanding Fixed Rental, exercise its rights under the Sale Undertaking.

18.1.2	In relation to the Forward Lease, any early payment under Clause 18.1.1(a) that relates to part only of the Outstanding Fixed Rental shall satisfy the obligation to pay the Fixed Rental Payments in inverse order of maturity.

19	Right of repayment in relation to a single Participant

In relation to the Forward Lease, if a notice is issued by the Lessee in accordance with clause 15.1 (Right of repayment and cancellation in relation to a single Participant) of the Common Terms Agreement:

(a)	if the Commencement Date under the Forward Lease has not occurred, the provisions of clause 15.1.4(a) of the Common Terms Agreement shall apply; or

(b)	if the Commencement Date under the Forward Lease has occurred, the Lessee shall pay (through the Investment Agent) to the Participant mentioned in that notice:

(i)	that Participant’s Percentage of the Outstanding Fixed Rental;

(ii)	that Participant’s Percentage of any accrued Variable Rental Payment;

(iii)	any Increased Costs Amount which relates to that Participant; and

(iv)	any other amounts due to that Participant under the Transaction Documents.

20	Purchase Undertaking and Sale Undertaking

In relation to the Forward Lease:

20.1	Purchase Undertaking

20.1.1	Without prejudice to any other rights or remedies that the Lessor (acting in any capacity) or any of the other Finance Parties may have under the Transaction Documents, the Lessor is entitled to require the Lessee to purchase the Leased Asset from the Lessor in accordance with the terms of the Purchase Undertaking.

20.1.2	If the Lessee does not comply with its obligations under the Purchase Undertaking the Lessor may, without limiting any of its other rights and remedies, dispose of the Leased Asset and apply it towards satisfaction of the Termination Amount.

20.2	Sale Undertaking

The Lessee is entitled to require the Lessor to sell the Leased Asset to the Lessee in accordance with the terms of the Sale Undertaking.

21	Increased Costs

In relation to the Forward Lease:

21.1	Increased Costs

In this Agreement Increased Costs means:

(a)	a reduction in the rate of return from the leasing arrangements contained in the Forward Lease or on a Finance Party’s (or its Affiliate’s) overall capital;

(b)	an additional or increased cost; or

(c)	a reduction of any amount due and payable under any Transaction Document,

which is incurred or suffered by that Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Transaction Document.

21.2	Increased Costs claims

21.2.1	Subject to Clause 21.3 (Exceptions), if a Finance Party or any of its Affiliates incurs any Increased Costs as a result of:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation;

(b)	compliance with any law or regulation made after the date of this Agreement; or

(c)	compliance with any law or regulation relating to capital adequacy, whether made before or after the date of this Agreement,

and wishes to recover this amount, it shall notify the Lessor (acting as the Investment Agent) of the event giving rise to the claim, following which the Lessor shall promptly notify the Lessee.

21.2.2	Each Finance Party shall, as soon as practicable after a demand by the Lessor (acting as the Investment Agent), provide a certificate confirming the amount of its Increased Costs.

21.2.3	An Increased Costs Amount shall be treated as a part of the next Advance Rental Payment, Rental Payment or Termination Amount, as applicable, after the date of the claim. Upon receipt of such amount by the Lessor (acting as the Investment Agent), the Investment Agent shall pay the Increased Costs Amount to the Finance Party that made the claim.

21.3	Exceptions

Clause 21.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;

(b)	compensated for by clause 11.3 (Tax indemnity) of the Investment Agency Agreement (or would have been compensated for under clause 11.3 (Tax indemnity) of the Investment Agency Agreement but was not so compensated solely because any of the exclusions in clause 11.3.2 of the Investment Agency Agreement applied); or

(c)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

22	Indemnities

In relation to the Forward Lease:

22.1	General indemnity

22.1.1	The Lessee shall, within three Business Days of demand, indemnify each Secured Party and each Secured Party’s officers, employees and agents against any Losses incurred by that Secured Party or any of its officers, employees and agents as a result of:

(a)	the possession, management or operation of the Leased Asset or the leasing, sub-leasing, removal, transportation, repossession, sale or disposal of the Leased Asset by the Lessor (or any person acting as the Lessor’s agent), whether attributable to any defect in the Leased Asset or the design, manufacture, testing or use of the Leased Asset, or in relation to any product or strict liability relating to the Leased Asset;

(b)	preserving or enforcing (or attempting to preserve or enforce) the Lessor’s rights under this Agreement and the Forward Lease (including if the Lessee impugns the title to the Leased Asset) or this Agreement or in recovering or attempting to recover possession of the Leased Asset;

(c)	the preservation or defence of the Lessor’s title and interest in and to the Leased Asset caused by an act or failure to act by the Lessee, including keeping the Leased Asset free and clear from any and all Security;

(d)	whether direct or indirect:

(i)	the breach by the Lessee of any of its obligations under this Agreement, the Forward Lease or any other Transaction Document; or

(ii)	any of the warranties and representations made in this Agreement, the Forward Lease or any other Transaction Document being untrue or inaccurate in any respect whatsoever when made;

(e)	any breach by the Lessee of any representation, warranty or covenant contained in this Agreement or the Forward Lease;

(f)	the performance or non-performance of Ordinary Maintenance and Repair of the Leased Asset;

(g)	the infringement or alleged infringement of intellectual property or other rights;

(h)	any Environmental Claim arising from the use, operation or management of the Leased Asset;

(i)	preventing or attempting to prevent the confiscation, seizure, taking in execution, requisition, impounding or forfeiture of the Leased Asset, or in securing the release of the Leased Asset;

(j)	suing for or recovering any sum due under the Forward Lease, the Master Forward Lease Agreement or any other Transaction Document; or

(k)	the insurance proceeds payable under the Insurance Policies being insufficient to cover the re-instatement of the Leased Asset if a Partial Loss occurs in circumstances described in Clause 14.1.1.

22.1.2	The indemnities contained in Clause 22.1.1 shall not extend to any liability, loss or damage caused by the gross negligence or willful misconduct of any Secured Party.

22.2	Special indemnity relating to exercise of rights on an Event of Default

In the circumstances described in Clause 20.1.2, the Lessee shall indemnify and hold harmless the Lessor in respect of any shortfall between:

(a)	the Termination Amount; and

(b)	the proceeds obtained from selling or disposing of the Leased Asset.

22.3	Total Loss/Expropriation Event Shortfall indemnity

If a Total Loss or an Expropriation Event is caused by any act, failure to act, gross negligence or wilful misconduct of the Lessee, within three Business Days of demand, the Lessee shall indemnify the Lessor (in its capacity as the Investment Agent) for any Total Loss/Expropriation Event Shortfall.

22.4	Indemnity in relation to Increased Costs

To the extent that an Increased Costs Amount is not treated as part of an Advance Rental Payment or a Rental Payment as described in Clause 21.2.3, the Lessee shall, within three Business Days of demand by the Lessor (acting as the Investment Agent), pay to the Investment Agent, for the account of the relevant Finance Party, the Increased Costs Amount incurred and claimed by that Finance Party or any of its Affiliates, and shall indemnify the relevant Finance Party against any Losses which it may incur in relation to those amounts.

23	Governing law

23.1	English law

23.1.1	Subject to Clause 23.1.2, this Master Istisna’ Agreement and the Istisna’ Agreement and all non-contractual obligations arising out of or connected with it shall be governed by, and construed in accordance with, English law.

23.1.2	The Parties agree that the creation and transfer of any proprietary rights of the Parties in relation to the Istisna’ Development shall be governed by, and construed in accordance with, the laws of Fujairah and the federal laws of the United Arab Emirates as applied by the civil courts of Fujairah, in each case, to the extent those laws do not conflict with Shari’a. In the event of any contradiction between the laws of Fujairah and the federal laws of the United Arab Emirates and the principles of Shari’a, the principles of Shari’a shall prevail.

23.2	Interest

The Parties recognise and agree that the principle of the payment of interest is repugnant to the Shari’ah and accordingly, to the extent that any legal system would (but for the provisions of this Clause) impose (whether by contract or by statute) any obligation to pay interest, the Parties hereby irrevocably and unconditionally expressly waive and reject any entitlement to recover interest from each other.

24	Enforcement

24.1	Jurisdiction

24.1.1	Subject to Clause 24.1.2, the Parties submit, and waive any objection, to the exclusive jurisdiction of the courts of the Dubai International Financial Centre, Emirate of Dubai, United Arab Emirates to settle any dispute arising out of or in connection with this Agreement and the Forward Lease (including a dispute relating to the existence, validity or termination of this this Agreement and the Forward Lease or any non-contractual obligation arising out of or in connection with this Agreement and the Forward Lease) (a Dispute). The Parties agree that the courts of the Dubai International Financial Centre, Emirate of Dubai, United Arab Emirates are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

24.1,2	The Parties agree that the civil courts of Fujairah shall have the exclusive jurisdiction to settle any dispute arising out of or in connection with the creation and transfer of any proprietary rights of the Parties in relation to the Leased Asset.

24.1.3	Notwithstanding Clauses 24.1.1 and 24.1.2, the Parties agree that the Lessor may take proceedings relating to a Dispute in any other court with jurisdiction. To the extent allowed by law, the Lessor may take concurrent proceedings in any number of jurisdictions. This Clause 24.1.3 is for the benefit of the Lessor only.

24.2	State Immunity

24.2.1	Each Party acknowledges and agrees, to the extent relevant, that its execution, performance and delivery of this Agreement and the Forward Lease shall constitute a private commercial transaction entered into entirely in its commercial capacity.

24.2.2	To the extent that any Party may in any jurisdiction claim for itself or its assets immunity from legal proceedings, and to the extent that in any jurisdiction there may be attributed to any Party or its assets such immunity (whether claimed or not), that Party irrevocably and unconditionally and to the full extent permitted by the laws of the Relevant Jurisdiction:

(a)	agrees not to claim such immunity;

(b)	waives any such immunity which it or its assets now has or may in future acquire; and

(c)	consents, in any legal proceedings arising out of or in connection with this Agreement and the Forward Lease to the giving of relief by enforcement, execution (including the arrest, detention or sale of any state property) or attachment (whether before judgment, in aid of execution or otherwise) against any of its assets.

24.2.3	In relation to any legal proceedings that may be taken in England, the foregoing waiver of immunity shall have effect under, and be construed in accordance with, the State Immunity Act 1978.

24.2.4	For the purposes of this Clause 24.2:

legal proceedings includes any service of process, suit, judgment, execution, attachment (whether before judgment, in aid of execution, or otherwise), arbitral proceedings or other dispute resolution mechanisms; and

asset includes any asset not used solely for commercial purposes.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Execution Page of the Master Forward Lease Agreement

The Lessor

Signed by

duly authorised in accordance with the

laws of Abu Dhabi, United Arab Emirates for

and on behalf of National Bank of Abu

Dhabi PJSC - Islamic Banking Division in

its capacity as Investment Agent for and on

behalf of the Participants in the presence of:

Signature of witness

) ) ) ) ) ) ) ) )	/s/ Aqeel Bughio /s/ Omar Katri

Name of witness:

Address of witness:

The Lessee

Signed by	)
)
duly authorised in accordance with the	)
laws of Fujairah Free Zone, United Arab	)
Emirates for and on behalf of Brooge	)
Petroleum and Gas Investment Company	)
FZC in the presence of:	)

Signature of witness	)

Name of witness:

Address of witness: